EXHIBIT 99.1

FOR IMMEDIATE RELEASE
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Contact:
Robert P. Wynn                                     Michelle D. Getty
Executive Vice President & CFO                     Investor Relations
AmeriPath, Inc.                                    AmeriPath, Inc.
561-712-6207                                       561-712-6260
                                                   E-mail: invrel@ameripath.com
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                     AMERIPATH, INC. ANNOUNCES COMPLETION OF
                              INFORM DX ACQUISITION

         Riviera Beach, FL, December 1, 2000 - AmeriPath, Inc., (NASDAQ: PATH), the nation's largest company focused on providing anatomic pathology, cancer diagnostic and related healthcare information services, announced today that it has completed and consummated the previously announced acquisition of Pathology Consultants of America, Inc. (Inform DX). In connection with the acquisition, AmeriPath issued approximately 2.6 million shares of common stock in exchange for all the outstanding common stock of Inform DX. In addition, AmeriPath assumed certain obligations to issue shares of common stock pursuant to outstanding Inform DX stock option plans. AmeriPath also agreed to file a registration statement with the Securities and Exchange Commission in April 2001, covering one-third of the shares issued to Inform DX shareholders in the acquisition, to permit holders to sell such shares, once registered, from time to time through November 2001.

         This acquisition will add 12 anatomic pathology laboratories in 10 states (six states are new to AmeriPath), the largest of which are located in Pennsylvania, New York, Missouri and Tennessee. AmeriPath will add to its workforce approximately 400 employees, including an 18-person sales force and 88 (employed or contracted) physicians, 22 of which are board-certified dermatopathologists. In addition to serving a large referring physician base, Inform DX's 43 hospitals will now contribute to a total of 208 hospital locations served by AmeriPath.

         James C. New, Chairman and CEO of AmeriPath commented, "A well-planned and organized integration process has already commenced. We anticipate full integration of operations by the end of the first quarter of 2001. We are excited to further strengthen our management team by adding members of Inform DX's accomplished senior management, including Brian C. Carr as President and James E. Billington as a Senior Vice President of Operations of AmeriPath. Both gentlemen will be relocating to AmeriPath's corporate headquarters in Riviera Beach, Florida."

         AmeriPath, Inc. is the nation's largest company focused on providing anatomic pathology, cancer diagnostic and related healthcare information services to physicians, hospitals, national clinical laboratories and managed care organizations. The Company's physicians provide medical services through outpatient pathology laboratories, hospital inpatient laboratories and outpatient surgery centers. AmeriPath, with the successful completion of the

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Inform DX acquisition, operates 41 laboratories and serves 208 hospitals through
402 physicians across 20 states.

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The statements of James C. New and other statements contained in this press release are "forward-looking statements" which are based on current beliefs and expectations. Past performance is not necessarily indicative of future results. In addition, forward-looking statements - which are identified by words such as "may", "should", "believe," "expect," "plan," "anticipate" and similar expressions -- are subject to a number of risks and uncertainties which could cause actual results to differ materially from historical results or those expected or anticipated. These include risks and uncertainties relating to demand for pathology services, pricing, changes in (and compliance with) federal and state regulation, reimbursement rates, government and third party payments, the ability to attract, motivate, and retain pathologists and other key personnel, dependence upon pathologists and management of hospital contracts, the development and expansion of managed care and national clinical lab contracts, completion and integration of acquisitions and affiliations (and achievement of planned or expected synergies), competitive factors and technology. Further information regarding risks, uncertainties and other factors that could affect the Company's financial results, or could cause actual results to differ materially from those expected or anticipated, are included in the Company's Form 10-K for the year ended December 31, 1999 and subsequent filings with the SEC.

    Editor's Note: This release is also available at http://www.ameripath.com
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